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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                                November 6, 2001


                                   eBenX, Inc.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
         (State or other jurisdiction of incorporation of organization)



                  0-28365                              41-1758843
          (Commission File Number)        (IRS Employer Identification Number)




          605 North Highway 169 Suite LL
              Minneapolis, Minnesota                   55441-6465
      (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (763) 614-2000
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Item 9.  Regulation FD Disclosure.

On November 5, 2001, eBenX completed its previously announced acquisition of the assets of the health and welfare business unit of Howard Johnson & Company, a wholly owned subsidiary of Merrill Lynch & Company, Inc. The final purchase price was $12.0 million, including approximately $11.3 million in cash and the assumption of $0.7 million in liabilities.

The final purchase price was approximately $2.0 million less than the original price announced on October 24, 2001. In meetings with Howard Johnson & Company clients following signing of the asset purchase agreement, two clients informed us of their intent to terminate their agreements with Howard Johnson & Company. Pursuant to an adjustment formula in the asset purchase agreement, these terminations resulted in an adjustment to the purchase price. As a result, eBenX now expects this acquisition will contribute go-forward annualized revenues of approximately $13.75 million and EBITDA of approximately $2.0 million, on commitments of approximately 210,000 employees. 2002 revenue and enrolled employees may be higher than the go-forward number because of run-out revenue for identified clients. The Company plans to provide guidance regarding 2002 eBenX revenue and EPS during its fourth quarter and year-end 2001 conference call. The Company expects to hold this conference call in early February 2002.



The following table reflects the revised anticipated impact of the acquisition.

                                  eBenX, Inc.
                      Howard Johnson Acquisition Summary

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                                  Conference Call      Final       Inc./(Dec.)
                                  ---------------      -----       -----------
Enrollment Commitments:
  Prior eBenX Commitments             900,000         900,000             0
  Acquired Commitments                245,000         210,000         (35,000)
  Total Commitments                 1,145,000       1,110,000         (35,000)


Revenue (In Millions)                   $16.0          $13.75          ($2.25)
  Administration %                        65%             64%             -1%
  Seasonal/One Time %                     15%             16%              1%
  Consulting %                            20%             20%              0%


EBITDA (In Millions)                     $2.3            $2.0           ($0.3)

Cash (In Millions)                      $13.3           $11.3           ($2.0)

Assumed Liabilities (In Millions)        $0.7            $0.7            $0.0

PEPM                                    $3.50           $3.50           $0.00

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  EBENX, INC.
                                  Registrant


Date:  November 6, 2001           By: /s/ Thomas E. Kelly
                                      -------------------
                                      Thomas E. Kelly
                                      Chief Financial Officer and Secretary